SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 24, 2011
Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 8  Other Matters

Section 8.01  Other Matters

Lease Litigation Settlement

On February 24, 2011, Tri-Valley Corporation announced the settlement of lease termination litigation over its Lenox Ranch oil and gas leases located in its Pleasant Valley oil sands project near Oxnard, California.  Under the terms of the settlement agreement signed February 22, 2011, the primary term of the leases has been extended by three years until May 1, 2014. The settlement agreement also extends to May 1, 2013, a requirement to drill a new exploration well below a depth of 6,000 feet, and it removes a previous requirement for Tri-Valley to relinquish the oil and gas rights below 6,000 feet if commercial production is not established by May 1, 2013. In addition, the lessors have waived payment of their 2009 and 2010 annual surface rentals and minimum royalties.

Update on Drilling Plans

Tri-Valley also provided an update on its initiative to expand oil production at its Claflin project in the Edison Oil Field, near Bakersfield, California.

A copy of the press release has been filed with this Report on Form 8-K as Exhibit 99.1

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1                      Press Release (February 24, 2011)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer